UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

March 21, 2006

US Airways Group, Inc.
(Commission file number: 1-8444)
(Exact Name of Registrant as specified in its charter)

Delaware	54-1194634
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

US Airways, Inc.
(Commission file number: 1-8442)
(Exact Name of Registrant as specified in its charter)

Delaware	53-0218143
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

America West Airlines, Inc.
(Commission file number: 0-12337)
(Exact Name of Registrant as specified in its charter)

Delaware	86-0418245
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

4000 East Sky Harbor Blvd., Phoenix, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2006, Hans Mirka, a member of the Board of Directors of US Airways Group, Inc. (the "Company"), America West Holdings, Inc. ("America West Holdings"), America West Airlines, Inc. ("AWA") and US Airways, Inc. ("US Airways," and collectively with America West Holdings, AWA and US Airways, the "Companies") informed the Company that he has decided not to stand for re-election to the Board of Directors at the Annual Meeting of Stockholders of the Company to be held on May 17, 2006 (the "Annual Meeting"). Mr. Mirka currently serves on the Finance Committee of the Board of Directors. He will remain on the Board of Directors of the Companies until the Annual Meeting. A copy of the press release announcing Mr. Mirka's decision is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(c)   Exhibits

Exhibit Number	Description
99.1	Press release dated March 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc. (REGISTRANT)
Date: March 24, 2006	By: /s/ James E. Walsh III James E. Walsh III Senior Vice President and General Counsel
US Airways, Inc. (REGISTRANT)
Date: March 24, 2006	By: /s/ James E. Walsh III James E. Walsh III Senior Vice President and General Counsel
America West Airlines, Inc. (REGISTRANT)
Date: March 24, 2006	By: /s/ James E. Walsh III James E. Walsh III Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 24, 2006.